Exhibit 99.1

Air Lease Corporation Announces Fiscal Year and Fourth Quarter 2014 Results

Los Angeles, California, February 26, 2015 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the year and three months ended December 31, 2014.

Highlights

Air Lease Corporation reported another consecutive quarter of  record fleet, revenue and profitability growth:

•                    Diluted EPS increased 32% to $2.38 per share for the year ended December 31, 2014 compared to $1.80 per share for the year ended December 31, 2013. Diluted EPS increased 18% to $0.65 per share for the three months ended December 31, 2014 compared to $0.55 per share for the three months ended December 31, 2013.

•                    Revenues increased 22% to $1 billion for the year ended December 31, 2014 compared to $859 million for the year ended December 31, 2013. Revenues increased 18% to $286 million for the three months ended December 31, 2014 compared to $243 million for the three months ended December 31, 2013.

•                    Income before taxes increased 35% to $395 million with a pretax profit margin of 38% for the year ended December 31, 2014 compared to income before taxes of $293 million with a pretax profit margin of 34% for the year ended December 31, 2013. Income before taxes increased 19% to $108 million with a pretax profit margin of 38% for the three months ended December 31, 2014 compared to income before taxes of $91 million with a pretax profit margin of 37% for the three months ended December 31, 2013.

•                    Recorded $20 million in gains on aircraft sales, trading and other activity for the three months ended December 31, 2014 compared to $17 million in gains on aircraft sales, trading and other activity for the three months ended December 31, 2013.

•                    In January 2015, the Company became the launch customer for the Airbus A321LR.

•                    Our Board of Directors declared a quarterly cash dividend of $0.04 per share on our outstanding common stock. The dividend will be paid on April 7, 2015 to holders of record of our common stock as of March 20, 2015.

The following table summarizes the results for the three months and years ended December 31, 2014 and 2013 (in thousands, except share amounts):

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
Revenues	$285,944	$242,901	17.7%	$1,050,493	$858,675	22.3%
Income before taxes	$108,110	$90,571	19.4%	$394,776	$293,442	34.5%
Net income	$70,131	$58,847	19.2%	$255,998	$190,411	34.4%
Diluted EPS	$0.65	$0.55	18.2%	$2.38	$1.80	32.2%

“Air Lease Corporation concluded 2014 by generating over $1 billion in annual revenue for the very first time. At the same time, we delivered record profitability with a 38% pre-tax profit margin. Air Lease is now celebrating its fifth birthday as a Company and we are pleased with the consistency of our financial and operating results since inception. ALC’s business prospects look strong as the demand for our new technology aircraft remains robust” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Global passenger traffic grew 5.9% in 2014, continuing the strong global trends which underpin the need for aircraft.  The market is healthy for new aircraft and we see a great deal of interest in the used market as well.  We seized on opportunities during the quarter, recording gains of $20 million on sales, trading and other activity.  We kicked off 2015 by issuing a $600 million seven year senior unsecured investment grade bond, with a fixed interest rate of 3.75%.  This issuance continues our trend of raising attractively priced long dated financing and enhancing our investment grade credit profile,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of December 31, 2014, we owned 213 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 77 airlines in 46 countries. During the quarter ended December 31, 2014, we delivered nine aircraft from our new order pipeline. In addition, we sold eight aircraft from our operating lease portfolio during the quarter ended December 31, 2014. As of December 31, 2014, we managed 17 aircraft for third parties.

Below are portfolio metrics of our fleet as of December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Fleet size	213	193
Weighted-average fleet age(1)	3.5 years	3.7 years
Weighted-average remaining lease term(1)	7.3 years	7.1 years
Aggregate fleet net book value	$9.0 billion	$7.6 billion

(1)   Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Region	% of Net Book Value	% of Net Book Value
Asia	42.9%	41.6%
Europe	33.0%	34.9%
Central America, South America and Mexico	8.7%	10.9%
The Middle East and Africa	5.6%	4.9%
Pacific, Australia, New Zealand	5.2%	2.0%
U.S. and Canada	4.6%	5.7%
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of December 31, 2014 and December 31, 2013:

	December 31, 2014		December 31, 2013
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	64	30.0%	55	28.5%
Airbus A330-200/300	21	9.8%	21	10.9%
Boeing 737-700/800	69	32.4%	60	31.1%
Boeing 767-300ER	1	0.5%	3	1.6%
Boeing 777-200/300ER	10	4.7%	7	3.6%
Embraer E175/190	30	14.1%	31	16.0%
ATR 72-600	18	8.5%	16	8.3%
Total	213	100.0%	193	100.0%

Debt Financing Activities

We ended 2014 with total debt outstanding of $6.7 billion as compared to $5.9 billion as of December 31, 2013.  We ended 2014 with total unsecured debt outstanding of $5.5 billion compared to $4.3 billion as of December 31, 2013, increasing the Company’s unsecured debt as a percentage of total debt to 82.3% as of December 31, 2014 compared to 73.4% as of December 31, 2013. The Company’s fixed rate debt as a percentage of total debt increased to 75.2% as of December 31, 2014 from 61.9% as of December 31, 2013. Since the end of 2014, we issued $600.0 million in senior unsecured notes maturing in 2022 with a fixed interest rate of 3.75%.

We ended 2014 with a debt to equity ratio of 2.42:1 and available liquidity of $2.1 billion. Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets.

The Company’s debt financing was comprised of the following at December 31, 2014 and December 31, 2013 (dollars in thousands):

	December 31, 2014	December 31, 2013

Unsecured
Senior notes	4,579,194	3,055,620
Revolving credit facilities	569,000	808,000
Term financings	196,146	247,722
Convertible senior notes	200,000	200,000
Total unsecured debt financing	5,544,340	4,311,342
Secured
Warehouse facilities	484,513	828,418
Term financings	636,411	654,369
Export credit financing	64,884	71,539
Total secured debt financing	1,185,808	1,554,326

Total secured and unsecured debt financing	6,730,148	5,865,668
Less: Debt discount	(15,786)	(12,351)
Total debt	6,714,362	5,853,317
Selected interest rates and ratios:
Composite interest rate(1)	3.64%	3.60%
Composite interest rate on fixed rate debt(1)	4.22%	4.56%
Percentage of total debt at fixed rate	75.20%	61.90%

(1)This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 26, 2015 at 4:30 PM Eastern Time to discuss the Company’s year end financial results for 2014.

Investors can participate in the conference call by dialing (800) 299-9630 domestic or (617) 786-2904 international. The passcode for the call is 38284996.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on February 26, 2015 until 11:59 PM ET on March 5, 2015. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 66254088.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•      our inability to make acquisitions of, or lease, aircraft on favorable terms;

•      our inability to sell aircraft on favorable terms, including to the Company’s recently formed joint venture;

•      our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•      our inability to obtain refinancing prior to the time our debt matures;

•      impaired financial condition and liquidity of our lessees;

•      deterioration of economic conditions in the commercial aviation industry generally;

•      increased maintenance, operating or other expenses or changes in the timing thereof;

•      changes in the regulatory environment;

•      potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•      the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings

.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$282,819	$270,173
Restricted cash	7,469	87,308
Flight equipment subject to operating leases	9,832,421	8,234,315
Less accumulated depreciation	(878,617)	(621,180)
	8,953,804	7,613,135
Deposits on flight equipment purchases	1,144,603	1,075,023
Deferred debt issuance costs—less accumulated amortization of $72,783 and $51,578 as of December 31, 2014 and December 31, 2013, respectively	83,604	90,249
Other assets	302,485	196,716
Total assets	$10,774,784	$9,332,604
Liabilities and Shareholders’ Equity
Accrued interest and other payables	190,952	$131,223
Debt financing, net of discounts	6,714,362	5,853,317
Security deposits and maintenance reserves on flight equipment leases	698,172	569,847
Rentals received in advance	75,877	61,520
Deferred tax liability	323,359	193,263
Total liabilities	$8,002,722	$6,809,170
Shareholders’ Equity

Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—

Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,392,208 and 101,822,676 shares at December 31, 2014 and December 31, 2013, respectively	1,010	1,009
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—

Paid-in capital	2,215,479	2,209,566
Retained earnings	555,573	312,859

Total shareholders’ equity	$2,772,062	$2,523,434
Total liabilities and shareholders’ equity	$10,774,784	$9,332,604

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)
Revenues
Rental of flight equipment	$265,793	$226,279	$991,241	$836,516
Aircraft sales, trading and other	20,151	16,622	59,252	22,159
Total revenues	285,944	242,901	1,050,493	858,675

Expenses
Interest	52,543	43,099	192,818	168,743
Amortization of discounts and deferred debt issuance costs	6,870	7,056	27,772	23,627
Interest expense	59,413	50,155	220,590	192,370

Depreciation of flight equipment	90,921	75,580	336,657	280,037
Selling, general and administrative	23,674	22,820	82,422	71,212
Stock-based compensation	3,826	3,775	16,048	21,614
Total expenses	177,834	152,330	655,717	565,233

Income before taxes	108,110	90,571	394,776	293,442
Income tax expense	(37,979)	(31,724)	(138,778)	(103,031)
Net income	$70,131	$58,847	$255,998	$190,411

Net income per share of Class A and Class B common stock:
Basic	$0.68	$0.58	$2.51	$1.88
Diluted	$0.65	$0.55	$2.38	$1.80
Weighted-average shares outstanding
Basic	102,387,530	101,792,573	102,142,828	101,529,137
Diluted	110,422,760	109,632,661	110,192,771	108,963,550

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	December 31, 2014	December 31, 2013
Operating Activities
Net income	$255,998	$190,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	336,657	280,037
Stock-based compensation	16,048	21,614
Deferred taxes	137,107	102,636
Tax benefits from stock-based compensation arrangements	(7,011)	(2,115)
Amortization of discounts and deferred debt issuance costs	27,772	23,627
Gain on aircraft sales, trading and other activity	(56,457)	(19,234)
Changes in operating assets and liabilities:
Other assets	(1,191)	(2,653)
Accrued interest and other payables	45,738	39,507
Rentals received in advance	14,357	20,383
Net cash provided by operating activities	769,018	654,213
Investing Activities
Acquisition of flight equipment under operating lease	(1,568,748)	(1,329,619)
Payments for deposits on flight equipment purchases	(601,307)	(828,839)
Proceeds from aircraft sales, trading and other activity	603,849	97,748
Acquisition of furnishings, equipment and other assets	(239,451)	(125,184)
Net cash used in investing activities	(1,805,657)	(2,185,894)
Financing Activities
Issuance of common stock upon exercise of options	944	—
Cash dividends paid	(12,243)	(7,608)
Tax withholdings on stock-based compensation	(18,089)	(12,664)
Tax benefits from stock-based compensation arrangements	7,011	2,115
Net change in unsecured revolving facilities	(239,000)	388,000
Proceeds from debt financings	1,663,120	1,608,854
Payments in reduction of debt financings	(577,212)	(531,831)
Net change in restricted cash	79,839	18,999
Debt issuance costs	(7,975)	(37,535)
Security deposits and maintenance reserve receipts	185,639	172,662
Security deposits and maintenance reserve disbursements	(32,749)	(29,227)
Net cash provided by financing activities	1,049,285	1,571,765
Net increase (decrease) in cash	12,646	40,084
Cash and cash equivalents at beginning of period	270,173	230,089
Cash and cash equivalents at end of period	$282,819	$270,173
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $42,775, $32,659 and $19,388 at December 31, 2014, 2013 and 2012, respectively	$211,345	$188,464
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$756,286	$459,432
Cash dividends declared, not yet paid	$4,096	$3,055